Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AmeriCredit Automobile Receivables Trust 2006-R-M, relating to the $1,200,000,000 Automobile Receivables Racked Notes, comprising part of the Registration Statement (No 333-130439) of AFS SenSub Corp., of our report dated March 8, 2006, relating to the financial statements, financial statement schedules, management’s assessment of he effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.’s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006. relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.’s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York May 10, 2006